UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

ASPEN INSURANCE HOLDINGS LIMITED

(Exact Name of Registrant as Specified in its Charter)

Bermuda	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

141 Front Street

Hamilton HM 19

Bermuda

Telephone: (441) 295-8201

(Address of Principal Executive Offices)

(Telephone)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
5.95% Fixed-to-Floating Rate Perpetual Non-Cumulative Preference Shares	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-187742

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the 11,000,000 5.95% Fixed-to-Floating Rate Perpetual Non-Cumulative Preference Shares (the “Preference Shares”) of Aspen Insurance Holdings Limited (the “Company”). For a description of the Preference Shares being registered hereunder, reference is made to the information set forth under the heading “Description of the Preference Shares” in the Company’s Prospectus Supplement dated April 25, 2013 and filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended, with the Securities and Exchange Commission (the “SEC”) on April 29, 2013, relating to the Company’s Registration Statement on Form S-3 (File No. 333-187742) filed with the SEC on April 5, 2013, as amended from time to time (the “Registration Statement”), which information is hereby incorporated by reference herein.

Item 2.	Exhibits.

The following exhibits shall be, or have been, filed with the New York Stock Exchange, Inc. or the SEC:

3.1	Certificate of Incorporation and Memorandum of Association of the Company (incorporated herein by reference to Exhibit 3.1 to the Company’s 2003 Registration Statement on Form F-1 (Registration No. 333-110435) filed on November 12, 2003).

3.2	Amendments to the Memorandum of Association of the Company (incorporated herein by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K filed on May 4, 2009).

3.3	Amended and Restated Bye-laws of the Company (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on May 4, 2009).

4.1	Form of stock certificate evidencing the 5.95% Fixed-to-Floating Rate Perpetual Non-Cumulative Preference Shares (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on May 2, 2013).

4.2	Certificate of Designation of the Company’s 5.95% Fixed-to-Floating Rate Perpetual Non-Cumulative Preference Shares (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on May 2, 2013).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ASPEN INSURANCE HOLDINGS LIMITED (Registrant)

By:	/s/ John Worth
Name:	John Worth
Title:	Chief Financial Officer

Date: May 2, 2013